SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) - June 24, 2008

MAR KED MINERAL EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-52522	98-0550352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification No.)

P.O. Box 331916, Miami, FL 33233-1916
(Address of principal executive offices) (Zip Code)

(786) 228-8592
Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 24, 2008, Vladimir Fedyunin resigned his position as President, Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer. Upon his resignation, Mr. Fedyunin appointed Ross E. Silvey as President, Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer. Mr. Silvey was also appointed to the Company’s board of directors. Mr. Fedyunin tendered his resignation to the board of directors, which will be effective 10 days after written notice is provided to the Company’s shareholders.

Dr. Silvey has owned and operated franchised automobile businesses, finance companies and insurance companies for over thirty years. Dr. Silvey has taught as an adjunct or full-time professor most of the courses in the upper division and MBA programs at the University of Tulsa, Oral Roberts University, Langston University and Southern Nazarene University. His formal education is an MBA from the Harvard Business School. He has also been awarded the Ph.D. degree from the Walden Institute of Advance Studies. Dr. Silvey is also a director of Global Beverage Solutions, Inc. and Double Eagle Holdings, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAR KED MIDERAL EXPLORATION, INC.

By:	/s/ Ross E. Silvey
Ross E. Silvey, Chief Executive Officer

Date: June 30, 2008